                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories


     The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

                          POSITION/PRESENT PRINCIPAL
                          OCCUPATION OR EMPLOYMENT
                          AND BUSINESS ADDRESS

NAME                                                                            CITIZENSHIP
CORPORATE OFFICERS
-------------------

Duane L. Burnham(1)            Chairman of the Board and Chief Executive            U.S.A.
                               Officer

Thomas R. Hodgson(1)           President and Chief Operating Officer                U.S.A.

Paul N. Clark(1)               Executive Vice President                             U.S.A.

Robert L. Parkinson(1)         Executive Vice President                             U.S.A.

Miles D. White(1)              Executive Vice President                             U.S.A.

Joy A. Amundson(1)             Senior Vice President, Ross Products                 U.S.A.

Thomas D. Brown(1)             Senior Vice President, Diagnostic Operations         U.S.A.

Gary P. Coughlan(1)            Senior Vice President, Finance and Chief             U.S.A.
                               Financial Officer

Jose M. de Lasa(1)             Senior Vice President, Secretary and General         U.S.A.
                               Counsel

William G. Dempsey(1)          Senior Vice President, Chemical and                  U.S.A.
                               Agricultural Products

Richard A. Gonzalez(1)         Senior Vice President, Hospital Products             U.S.A.

Arthur J. Higgins(1)           Senior Vice President, Pharmaceutical                United Kingdom
                               Operations

CORPORATE OFFICERS
-------------------
Continued
---------

Ellen M. Walvoord(1)           Senior Vice President, Human Resources               U.S.A.

Josef Wendler(1)               Senior Vice President, International Operations      Germany

Catherine V. Babington(1)      Vice President, Investor Relations and Public        U.S.A.
                               Affairs

Patrick J. Balthrop            Vice President, Diagnostic Commercial                U.S.A.
                               Operations

Mark E. Barmak                 Vice President, Litigation and Government            U.S.A.
                               Affairs
Christopher B. Begley          Vice President, MediSense Operations                 U.S.A.

Douglas C. Bryant              Vice President, Diagnostic Operations, Asia          U.S.A.
                               and Pacific

Gary R. Byers(1)               Vice President, Internal Audit                       U.S.A.

Thomas C. Chen                 Vice President, Pacific, Asia, and Africa            U.S.A.
                               Operations

Kenneth W. Farmer(1)           Vice President, Management Information               U.S.A.
                               Services and Administration

Edward J. Fiorentino           Vice President, Pharmaceutical Products,             U.S.A.
                               Marketing, and Sales

Thomas C. Freyman(1)           Vice President and Treasurer                         U.S.A.

David B. Goffredo              Vice President, European Operations                  U.S.A.

Guillermo A. Herrera           Vice President, Latin America and Canada             Columbia
                               Operations

Jay B. Johnston                Vice President, Diagnostic Assays and Systems        U.S.A.

James J. Koziarz, Ph.D.        Vice President, Diagnostic Products Research         U.S.A.
                               and Development

John F. Lussen(1)              Vice President, Taxes                                U.S.A.

Edward L. Michael(l)            Vice President, Diagnostic Operations, Europe,       U.S.A.
                               Africa, and Middle East

Theodore A. Olson(1)           Vice President and Controller                        U.S.A.

CORPORATE OFFICERS
------------------
Continued
---------

Andre G. Pernet, Ph.D.         Vice President, Pharmaceutical Products              U.S.A.
                               Research and Development

William H. Stadtlander         Vice President, Ross Medical Nutritional Products    U.S.A.

Marcia A. Thomas(1)            Vice President, Corporate Quality Assurance          U.S.A.
                               and Regulatory Affairs

H. Thomas Watkins(1)           Vice President, Abbott HealthSystems                 U.S.A.

Steven J. Weger(1)             Vice President, Corporate Planning and               U.S.A.
                               Development

Susan M. Widner                Vice President, Diagnostic Operations, U.S. and      U.S.A.
                               Canada

Lance B. Wyatt(1)              Vice President, Corporate Engineering                U.S.A.


(1) Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).

                                POSITION/PRESENT PRINCIPAL
                                OCCUPATION OR EMPLOYMENT
                                AND BUSINESS ADDRESS

NAME                                                                            CITIZENSHIP

DIRECTORS
---------
K. Frank Austen, M.D.           Professor of Medicine, Harvard Medical School      U.S.A.
                                   Smith Building, Room 638
                                   One Jimmy Fund Way
                                   Boston, Massachusetts 02115

Duane L. Burnham                Officer of Abbott                                  U.S.A.

Paul N. Clark                   Officer of Abbott                                  U.S.A.

H. Laurance Fuller              Chairman and Chief Executive Officer               U.S.A.
                                   Amoco Corporation
                                   200 East Randolph Drive
                                   Mail Code 3000
                                   Chicago, Illinois 60601
                                   (integrated petroleum and chemicals
                                       company)

Thomas R. Hodgson               Officer of Abbott                                  U.S.A.

David A. Jones                  Chairman and Retired Chief Executive Officer       U.S.A.
                                   Humana Inc.
                                   500 W. Main Street
                                   Humana Building
                                   Louisville, Kentucky 40202
                                   (Health Plan Business)

The Rt. Hon. the Lord           British Member of Parliament                       United Kingdom
Owen CH                            25 Queen Anne's Gate
                                   Westminster, London
                                   SW1H 9BU, England

Robert L. Parkinson             Officer of Abbott                                  U.S.A.

Boone Powell, Jr.               President and Chief Executive Officer              U.S.A.
                                   Baylor Health Care System and
                                   Baylor University Medical Center,
                                   Vice President, Baylor University
                                   3500 Gaston Avenue
                                   Dallas, Texas 75246


DIRECTORS - Continued
----------------------
Addison Barry Rand              Executive Vice President                           U.S.A.
                                   Xerox Corporation
                                   800 Long Ridge Road
                                   Stamford, Connecticut 06904-1600
                                   (document processing, insurance and
                                     financial services company)

Dr. W. Ann Reynolds             President                                          U.S.A.
                                   The University of Alabama at Birmingham
                                   Suite 1070 Administration Building
                                   701 S. 20th Street
                                   Birmingham, Alabama 35294-0110

Roy S. Roberts                  Vice President                                     U.S.A.
                                   General Motors Corporation, and
                                   General Manager, Pontiac-GMC Division
                                   100 Renaissance Center
                                   Mail Code 482-A30-D10
                                   Detroit, Michigan 48243
                                   (manufacturer of motor vehicles)

William D. Smithburg            Retired Chairman, President and Chief
                                Executive Officer                                  U.S.A.
                                   The Quaker Oats Company
                                   321 N. Clark Street
                                   Chicago, Illinois 60610
                                    (worldwide food manufacturer and
                                      marketer of beverages and grain-based
                                      products)

John R. Walter                  Former President and Chief Operating Officer       U.S.A.
                                   AT & T Corporation
                                   295 North Maple Avenue
                                   Room 4353L1
                                   Basking Ridge, New Jersey
                                   (telecommunications company)

William L. Weiss                Chairman Emeritus, Ameritech Corporation           U.S.A.
                                   One First National Plaza
                                   Suite 2530C
                                   Chicago, Illinois 60603-2006
                                   (telecommunications company)

Miles D. White                  Officer of Abbott                                  U.S.A.